UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2020
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Distributions Declared
On July 26, 2020, KBS Real Estate Investment Trust III, Inc.’s (the “Company”) board of directors authorized a July 2020 distribution in the amount of $0.04983333 per share on the outstanding shares of the Company’s common stock to stockholders of record as of the close of business on July 27, 2020, which the Company expects to pay in August 2020. Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan.
The Company’s board of directors continues to evaluate the impact and uncertainty of the COVID-19 pandemic on the ongoing cash flows from the Company’s real estate portfolio and on monthly stockholder distributions. For the three months ended June 30, 2020, rent collections remain strong at approximately 96%. The Company’s board of directors has authorized a July 2020 distribution at a monthly rate consistent with the previous six months in 2020. Below are the distributions declared by the Company for the period from January 1, 2020 through July 31, 2020.

Record Date	Payment Date	Distributed Declared per Share
Previously paid distributions
January 23, 2020	February 3, 2020	$0.04983333
February 20, 2020	March 2, 2020	$0.04983333
March 20, 2020	April 1, 2020	$0.04983333
April 20, 2020	May 1, 2020	$0.04983333
May 26, 2020	June 1, 2020	$0.04983333
June 25, 2020	July 1, 2020	$0.04983333
Current distribution
July 27, 2020	To be paid in August 2020	$0.04983333

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, restrictions on businesses and school closures, has had a negative impact on the economy and business activity globally. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s investments in Prime US REIT and a real estate loan receivable will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.
The Company may fund distributions from any source, including, without limitation, from offering proceeds or borrowings. Distributions paid to date have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. No assurances can be given with respect to distributions.
The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2020 and in Part II, Item 1A in the Company’s Quarterly Report filed with the SEC on May 15, 2020. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: July 28, 2020	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary